FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2013

Natick, Mass. (April 25, 2013) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.761 billion and adjusted earnings per share of $0.16 for the first quarter ended March 31, 2013. The company reported a GAAP loss of $0.26 per share, primarily due to the impact of an estimated $422 million ($423 million pre-tax) goodwill impairment charge.

First quarter results and recent developments:

•	Reported sales of $1.761 billion, a year-over-year decline of 6 percent on a reported basis and 4 percent on a constant currency basis, excluding divested businesses.

•	Delivered adjusted EPS of $0.16, at the higher end of the company's adjusted EPS guidance range of $0.14 to $0.17.

•
Achieved global year-over-year revenue growth of 6 percent in Neuromodulation, 5 percent in Endoscopy and 3 percent in Peripheral Interventions, all on a constant currency basis, despite fewer selling days in the quarter.

•	Grew combined revenue in the countries of Brazil, Russia, India and China 35 percent year-over-year, on a constant currency basis.

•
Received CE Mark approval and commenced the European market launch of the Promus PREMIER™ Everolimus-Eluting Platinum Chromium Coronary Stent System, the company's next-generation durable polymer drug-eluting stent technology.

•
Received U.S. Food and Drug Administration approval and commenced the U.S. launch of the Precision Spectra™ Spinal Cord Stimulator (SCS) System, the world's only SCS system with 32 contacts and 32 dedicated power sources.

•	Generated operating cash flow of $163 million and used $100 million to repurchase approximately 13 million shares under the company's existing share repurchase authorizations.

“We continue to be encouraged but not satisfied with our operating performance,” said Mike Mahoney, president and chief executive officer, Boston Scientific.  “The company delivered adjusted results that are consistent with first-quarter and full-year guidance.  We continue to make strong progress on our strategy to return to consistent sales and earnings-per-share growth.”

Effective January 1, 2013, the company reorganized its business from geographic regions to fully operationalized global business units. As a result, the company has three new global reportable segments consisting of Cardiovascular, Rhythm Management and MedSurg. In conjunction with interim goodwill impairment testing required following the change in composition of its segments and reporting units, the company recorded an estimated $422 million ($423 million pre-tax) goodwill impairment charge, subject to finalization, associated with its new global Cardiac Rhythm Management reporting unit.

The company has included segment information for the period, restating prior period information to conform to the current year presentation, within the exhibits attached to this news release.

Worldwide sales for the first quarter:

	Three Months Ended
	March 31,		% Change
in millions	2013	2012	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis

Interventional Cardiology	$505	$603	(16)%	$(14)	(2)%	(14)%
Peripheral Interventions	191	190	—%	(5)	(3)%	3%
Cardiovascular	696	793	(12)%	(19)	(2)%	(10)%
Cardiac Rhythm Management	478	501	(5)%	(4)	(1)%	(4)%
Electrophysiology	35	37	(6)%	—	(1)%	(5)%
Rhythm Management	513	538	(5)%	(4)	(1)%	(4)%
Endoscopy	309	302	3%	(8)	(2)%	5%
Urology/Women's Health	118	120	(2)%	(3)	(2)%	—%
Neuromodulation	89	84	6%	(1)	—%	6%
MedSurg	516	506	2%	(12)	(2)%	4%

Subtotal Core Businesses	1,725	1,837	(6)%	(35)	(2)%	(4)%

Divested Businesses	36	29	n/a	n/a	n/a	n/a

Worldwide Net Sales	$1,761	$1,866	(6)%	$(35)	(2)%	(4)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net loss for the first quarter of 2013 was $354 million, or a loss of $0.26 per share. These results included a goodwill impairment charge, acquisition- and divestiture-related net credits, restructuring- and litigation-related charges, and amortization expense, of $578 million (after-tax) or $0.42 per share. Adjusted net income for the first quarter of 2013, excluding these net charges, was $224 million, or $0.16 per share.

On a consolidated GAAP basis, net income for the first quarter of 2012 was $113 million, or $0.08 per share. These results included acquisition- and divestiture-related expenses, restructuring-related charges and amortization expense, of $107 million (after-tax) or $0.07 per share. Adjusted net income for the first quarter of 2012, excluding these net charges, was $220 million, or $0.15 per share.

Guidance for Second Quarter and Full Year 2013

The company estimates sales for the second quarter of 2013 in a range of $1.740 to $1.800 billion. The company estimates earnings on a GAAP basis in a range of $0.07 to $0.10 per share. Adjusted earnings, excluding acquisition- and restructuring-related charges; and amortization expense, are estimated in a range of $0.14 to $0.17 per share.

The company estimates sales for the full year 2013 in a range of $6.950 to $7.150 billion. The company estimates (losses) earnings on a GAAP basis in a range of ($0.06) to $0.01 per share. Adjusted earnings, excluding goodwill impairment charges, acquisition-, restructuring-, and litigation-related charges, divestiture-related net credits and amortization expense; are estimated in a range of $0.65 to $0.70 per share.

Conference Call Information
Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 30 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.  For more information, visit us at www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP earnings and adjusted earnings for the second quarter and full year 2013; our financial performance; our business plans; our growth initiatives and expected impact; our positioning for revenue and earnings per share growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the

Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:	Denise Kaigler
508-650-8330 (office)
Global Corporate Communications
Boston Scientific Corporation
media@bsci.com

Steven Campanini
508-652-5740 (office)
Media Relations
Boston Scientific Corporation
media@bsci.com

Michael Campbell
508-650-8023 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
in millions, except per share data	2013	2012

Net sales	$1,761	$1,866
Cost of products sold	578	631
Gross profit	1,183	1,235

Operating expenses:
Selling, general and administrative expenses	631	659
Research and development expenses	204	215
Royalty expense	41	48
Amortization expense	103	97
Goodwill impairment charge	423	—
Contingent consideration expense (benefit)	(23)	10
Restructuring charges	10	10
Gain on divestiture	(6)	—
Litigation-related charges	130	—
	1,513	1,039
Operating income (loss)	(330)	196

Other income (expense):
Interest expense	(65)	(69)
Other, net	1	(4)
Income (loss) before income taxes	(394)	123
Income tax expense (benefit)	(40)	10
Net income (loss)	$(354)	$113

Net income (loss) per common share - basic	$(0.26)	$0.08
Net income (loss) per common share - assuming dilution	$(0.26)	$0.08

Weighted-average shares outstanding
Basic	1,351.9	1,445.2
Assuming dilution	1,351.9	1,454.1

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
in millions, except share data	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$268	$207
Trade accounts receivable, net	1,232	1,217
Inventories	851	884
Deferred income taxes	431	433
Prepaid expenses and other current assets	320	281
Total current assets	3,102	3,022

Property, plant and equipment, net	1,537	1,564
Goodwill	5,552	5,973
Other intangible assets, net	6,177	6,289
Other long-term assets	395	306
	$16,763	$17,154

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$4
Accounts payable	206	232
Accrued expenses	1,186	1,284
Other current liabilities	240	252
Total current liabilities	1,636	1,772

Long-term debt	4,250	4,252
Deferred income taxes	1,710	1,713
Other long-term liabilities	2,664	2,547

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares and issued 1,550,162,126 shares as of March 31,
2013 and 1,542,347,188 shares as of December 31, 2012	16	15
Treasury stock, at cost 199,748,332 shares as of March 31, 2013
and 186,635,532 shares as of December 31, 2012	(1,192)	(1,092)
Additional paid-in capital	16,437	16,429
Accumulated deficit	(8,803)	(8,449)
Accumulated other comprehensive income (loss), net of tax	45	(33)
Total stockholders' equity	6,503	6,870
	$16,763	$17,154

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(394)	$40	$(354)	$(0.26)
Non-GAAP adjustments:
Goodwill impairment charge	423	(1)	422	0.31	*
Acquisition-related net charges (credits)	(23)	—	(23)	(0.02)	*
Divestiture-related charges (credits)	(5)	2	(3)	—	*
Restructuring and restructuring-related net charges (b)	15	(4)	11	0.01	*
Litigation-related charges	130	(48)	82	0.06	*
Amortization expense	103	(14)	89	0.06	*
Adjusted net income	$249	$(25)	$224	$0.16

	Three Months Ended March 31, 2012
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$123	$(10)	$113	$0.08
Non-GAAP adjustments:
Acquisition-related net charges (credits)	12	(1)	11	—
Divestiture-related charges (credits)	1	—	1	—
Restructuring and restructuring-related charges (c )	17	(4)	13	0.01
Amortization expense	97	(15)	82	0.06
Adjusted net income	$250	$(30)	$220	$0.15

* Assumes dilution of 12.8 million shares for the three months ended March 31, 2013 for all or a portion of these non-GAAP adjustments.
(a) - Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first quarter of 2013, pre-tax restructuring charges were $10 million and pre-tax restructuring-related charges were $5 million recorded in selling, general and administrative expenses.
(c) In the first quarter of 2012, pre-tax restructuring charges were $10 million and pre-tax restructuring-related charges were $7 million, of which $4 million was recorded in cost of products sold and $3 million was recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
SEGMENT NET SALES*	March 31,
in millions	2013	2012	**	Change %

Interventional Cardiology	$514	$598		(14)%
Peripheral Interventions	194	188		3%
Cardiovascular	708	786		(10)%

Cardiac Rhythm Management	485	504		(4)%
Electrophysiology	35	37		(5)%
Rhythm Management	520	541		(4)%

Endoscopy	313	298		5%
Urology/Women's Health	119	118		—%
Neuromodulation	89	83		6%
MedSurg	521	499		4%

Subtotal Core Businesses	1,749	1,826		(4)%

Divested Businesses	36	29		N/A
Foreign Currency	(24)	11		N/A

Worldwide Net Sales	$1,761	$1,866		(6)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*		Three Months Ended
		March 31,
in millions		2013		2012	**

Segment operating income
Cardiovascular		$170		$191
Rhythm Management		63		83
MedSurg		150		133
Operating income allocated to reportable segments		383		407
Corporate expenses and currency exchange		(70)		(84)
Goodwill and other intangible asset impairment charges; and acquisition-; divestiture-, restructuring-, and litigation-related net charges and credits		(540)		(30)
Amortization expense		(103)		(97)
Operating income (loss)		$(330)		$196

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency. Sales generated from reportable segments and divested businesses are based on internally-derived standard currency exchange rates, which may differ from year to year. We restate segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of currency fluctuations. We exclude from segment operating income certain corporate-related expenses and the impacts of foreign currency exchange fluctuations. In addition, transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition-, divestiture-, restructuring- and litigation-related charges and credits, as well as amortization expense, are excluded from segment operating income.

** We have restated prior year information to conform to current year presentation.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended March 31

in millions	U.S.		International		Worldwide
	Q1 2013	Q1 2012	Q1 2013	Q1 2012	Q1 2013	Q1 2012
Defibrillator systems	$221	$229	$129	$139	$350	$368
Pacemaker systems	62	63	66	70	128	133
Total CRM products	$283	$292	$195	$209	$478	$501

in millions	U.S.		International		Worldwide
	Q1 2013	Q1 2012	Q1 2013	Q1 2012	Q1 2013	Q1 2012
Drug-eluting stent systems	$117	$176	$175	$187	$292	$363
Bare-metal stent systems	5	7	13	17	18	24
Total Coronary Stent Systems	$122	$183	$188	$204	$310	$387

BOSTON SCIENTIFIC CORPORATION
BRIC* NET SALES
(Unaudited)

Q1 2013 Percentage change in BRIC Net Sales as compared to Q1 2012
Change		Estimated
As Reported	Constant	Impact of
Currency	Currency	Foreign
Basis	Basis	Currency

29%	35%	(6)%

*BRIC - Countries comprised of Brazil, Russia, India and China

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2013 EPS Guidance

	Q2 2013 Estimate		Full Year 2013 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.07	$0.10	$(0.06)	$0.01

Goodwill impairment charge	—	—	0.31	0.31
Estimated acquisition-related net charges (credits)	0.01	0.01	0.01	0.01
Estimated divestiture-related net credits	(0.03)	(0.03)	(0.03)	(0.03)
Estimated restructuring-related charges	0.02	0.02	0.09	0.07
Litigation-related charges	—	—	0.06	0.06
Estimated amortization expense	0.07	0.07	0.27	0.27

Adjusted results	$0.14	$0.17	$0.65	$0.70

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included elsewhere in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments' measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income, adjusted net income per share, and revenue growth rates that exclude certain amounts and/or the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results

“through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months ended March 31, 2013 and 2012, and for the forecasted three month period ending June 30, 2013 and full year ending December 31, 2013, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill impairment charge - This amount represents a non-cash write-down of our goodwill balance attributable to our global Cardiac Rhythm Management reporting unit in the first quarter of 2013. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, this charge is excluded from management's assessment of operating performance and is also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments, and (b) due diligence, other fees and exit costs. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior acquisitions that are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Divestiture-related expenses (gains) - These amounts represent separation costs or recognized gains associated with the sale of our Neurovascular business in January 2011. Separation costs and gains on the sale represent those associated with the divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with the 2011 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash charge and does not impact our liquidity or compliance with the covenants included in our credit facility agreement. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Changes in Foreign Currency Exchange Rates

Changes in foreign currency exchange rates - The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income, adjusted net income per share and revenue growth rates that exclude certain amounts and/or the impact of changes in foreign currency exchange rates are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.